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                                                                   EXHIBIT 10.58


                             CONFIDENTIAL TREATMENT

                           CONTRACT RESEARCH AGREEMENT

                      FOR TARGET RESEARCH ASSOCIATES, INC.
                      TO PROVIDE CLINICAL RESEARCH SERVICES
                         TO CUBIST PHARMACEUTICALS, INC.

                               PROTOCOL: DAP-00-05

               A RANDOMIZED, DOUBLE-BLIND, PHASE III, COMPARATIVE
                 STUDY OF CIDECIN(TM)(DAPTOMYCIN) TO ROCEPHIN(R)
                  (CEFTRIAXONE) IN THE TREATMENT OF MODERATE TO
                    SEVERE COMMUNITY-ACQUIRED ACUTE BACTERIAL
                         PNEUMONIA DUE TO S. PNEUMONIAE


*Confidential treatment requested: Material has been omitted and filed with the Commission.

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This Agreement is made by and between Target Research Associates, Inc.
(hereinafter "TARGET") of 554 Central Avenue, New Providence, New Jersey 07974, and Cubist Pharmaceuticals, Inc. (hereinafter "CUBIST") of 24 Emily Street, Cambridge, MA 02139. CUBIST is contracting with TARGET to provide the services detailed in the attached budgets, one budget for work in the U.S., the other for work in Poland (hereinafter, collectively referred to as the "Budget") for the clinical study (hereinafter the "Study") according to Cubist protocol DAP-00-05.

I.       BUDGET, INVOICES, AND PAYMENTS

          The Budget includes a detailed list of activities to be performed by TARGET and associated fees and expenses, as well as key study parameters, timing, and other assumptions on which the Budget is based. Budget revisions following execution of this Agreement must be documented by a change order prepared by TARGET and approved in writing by CUBIST. A change order may be expected in the event of a change of a key Study assumption or parameter, including significant changes in timing. It is the responsibility of TARGET to immediately inform CUBIST of the Budget implications of any such changes.

          TARGET's services will be performed on [ ]*. TARGET may not exceed the total Budget by greater than [ ]*% without first obtaining written approval from CUBIST.

          TARGET will provide monthly invoices to CUBIST for fees and expenses incurred for that particular month. TARGET's invoices shall be accompanied by an updated Budget/Expense Reconciliation Report providing the status of each budget line-item regarding (a) the amount incurred for that particular month, (b) the total amount incurred to date, and (c) the remaining budget for that line-item. Back-up reports and other items will be attached as appropriate, with the aim of providing CUBIST with sufficient detail in a clear format to enable thorough financial monitoring of the project. Payment by CUBIST on invoices issued by Target will be due [ ]*. Balances not paid within this time will accrue interest at [ ]*% per month or part thereof for each month after the aforementioned due date.

II.      CONFIDENTIALITY

         During the term of this Agreement and thereafter (including following any termination), TARGET agrees to retain in confidence and to refrain from disclosing and/or using for its benefit (other than for the purposes indicated herein) or the benefit of any third party, any and all information and/or data ("Confidential Information") derived from the Study and/or disclosed to TARGET as a result of its services under this Agreement and/or obtained by TARGET or its representatives while visiting CUBIST' facilities and any and all data and/or analysis arising or derived from such Confidential Information or the subject Study without the prior written consent of CUBIST. This restriction shall not apply to Confidential Information:

*Confidential treatment requested: Material has been omitted and filed with the Commission.

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         o        which is or becomes public knowledge (through no fault of
                  TARGET's or its representatives), or

         o which is lawfully made available to TARGET by an independent third party not under an obligation of confidence to CUBIST (and such lawful availability can be properly demonstrated by TARGET), or

         o which is already in TARGET's possession at the time of the initial receipt from CUBIST (and such prior possession can be properly demonstrated by TARGET), or

         o which is required by law, regulation, rule, act, or order of any governmental authority or agency to be disclosed by TARGET; provided, however that TARGET notifies and consults with CUBIST prior to such disclosure.

         TARGET shall limit disclosure of Confidential Information received hereunder to only those of its officers, employees, subcontractors and/or investigators who have a legitimate need to know such Confidential Information. TARGET shall advise such persons, upon disclosure to them of any Confidential Information, of the proprietary nature thereof and the terms and conditions of this Agreement and shall use all reasonable safeguards to prevent unauthorized disclosure by such persons.

III.     PUBLICATIONS

         TARGET agrees that it will not make any publication, including any abstracts, posters or articles relating to the Study or the services performed pursuant to this Agreement without the prior written consent of CUBIST.

IV.      OWNERSHIP OF STUDY OUTPUTS AND INVENTIONS

         All concepts, inventions, ideas, patent rights, records, data, trademarks and copyrights, including electronic data, files, and programs which are related to, arise out of, or are in connection with TARGET's work or any and all services performed by it pursuant to this Agreement will be the exclusive property of, and all ownership rights shall vest in CUBIST.

V.       TERM

         The term of this Agreement shall begin on the date it is executed by both TARGET and CUBIST. The term of the Agreement [ ]*.

VI.      TERMINATION

         CUBIST shall have the right at any time to terminate the Study prior to completion by giving [ ]* days written notice to TARGET. In the event of notice of termination,

*Confidential treatment requested: Material has been omitted and filed with the Commission.

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         TARGET shall immediately use its best efforts to reduce and/or eliminate any and all costs and/or expenses to CUBIST, and CUBIST shall be obliged to pay TARGET the fees and expenses for (a) all Budget activities which have been completed, (b) all Budget items which have been irrevocably committed, and (c) all activities subsequently agreed to by CUBIST which are required to wind-up TARGET's activities on the Study.

VII.     DEFAULT

         TARGET shall be in default under the terms and conditions of this Agreement if TARGET negligently, recklessly or intentionally fails to perform any of the contracted services or if TARGET is unable to continue operations or perform its obligations herein in a manner acceptable to applicable state, local, federal rules, regulations and ordinances. Notwithstanding the foregoing, if any default occurs, CUBIST shall promptly notify TARGET in writing of such default. TARGET shall have a period of 30 days from the date of such notice within which to cure such default. If TARGET fails to cure, then this Agreement shall, at CUBIST's option, immediately terminate, and CUBIST shall have no liability for such termination except as may be otherwise set forth in Section VI.

VIII.    NOTICES

         All notices pertaining to this Agreement shall be in writing and sent to the respective parties as follows:

         TO CUBIST:                            TO TARGET:
         Mr. Ed Campanaro                      Mr. Lloyd J. Baroody
         Director, Clinical Affairs            Managing Director
         Cubist Pharmaceuticals, Inc           Target Research Associates, Inc.
         24 Emily Street                       554 Central Avenue
         Cambridge, MA 02139                   New Providence, NJ 07974

IX.      RELATIONSHIP

         It is understood and agreed that TARGET is an independent contract research organization and is not an agent or employee of CUBIST. Accordingly, TARGET will have exclusive control over its employees and agents.

         TARGET will not have authority to bind or commit CUBIST in any manner whatsoever and will not, at any time, hold itself out to third parties as having authority to enter into or incur any commitments, expenses, liabilities, or obligations of any nature on behalf of CUBIST.

X.       INDEMNIFICATION

         CUBIST agrees to indemnify, defend and hold harmless TARGET, its affiliates, agents, and employees from and against any and all losses, costs, expenses

*Confidential treatment requested: Material has been omitted and filed with the Commission.

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         (including reasonable attorneys' fees), claims, actions, liabilities, damages, or law suits suffered or incurred by TARGET as a result of bodily injury occurring to a patient in the Study, except to the extent that any such losses, costs, expenses, claims, actions, liabilities, damages, or law suits is caused by the negligence or intentional misconduct of TARGET, its affiliates, agents, or employees.

         TARGET agrees to indemnify, defend and hold harmless CUBIST, its affiliates, agents, and employees from and against any and all losses, costs, expenses (including reasonable attorneys' fees), claims, actions, liabilities, damages, or law suits suffered or incurred resulting from TARGET's negligent performance of the obligations required herein, or intentional or reckless misconduct.

         Each party agrees to provide the other with prompt notice of any such claim, action, or lawsuit. In the event the aforesaid indemnity is invoked, the Indemnitor shall have the right, but not the obligation, to manage and control the defense and settlement of any and all such claims, actions or lawsuits, and shall have the right to select and engage counsel of its own choice. Each party shall cooperate fully with the other in defense of any and all claims, actions or lawsuits.

XI.      FORCE MAJEURE

         A party shall be excused from performing its obligations under this Agreement if its performance is delayed or prevented by any cause beyond such party's control, including but not limited to, acts of God, fire, explosion, weather, war, insurrection, civil strife, riots, government action, or power failure not specific to Target's facilities. Performance shall be excused only to the extent of and during the reasonable continuance of such disability. TARGET will immediately notify CUBIST if, by reason of any of the disabilities referred to herein, TARGET is unable to meet any deadline or time for performance. In the event that any part of a Study is rendered invalid as a result of such disability, TARGET will, upon written request from CUBIST and at CUBIST' sole cost and expense, repeat that part of the Study affected by the disability.

XII.     MISCELLANEOUS

         WAIVER. No waiver of any term, provision, or condition of this Agreement whether by conduct or otherwise in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such term, provision, or condition or of any other term, provision, or condition of this Agreement.

         AMENDMENTS. Any amendments or revisions to this Agreement must be proposed in writing by either party and accepted in writing by the other party before they shall become effective and binding.

         ACCESS TO RECORDS/AUDITS. TARGET will permit representatives of CUBIST to have access at reasonable times to TARGET's premises for the purpose of observing

*Confidential treatment requested: Material has been omitted and filed with the Commission.

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         performance of the Study and/or reviewing data pertaining to the Study.
         If any governmental or regulatory authority conducts or gives notice to TARGET of its intent to conduct an inspection of TARGET or at any investigational site or take any other regulatory action with respect to the Study or contracted services provided under this Agreement, TARGET shall (a) notify CUBIST of such inspection; (b) allow CUBIST the right to be present at any such inspection; (c) allow CUBIST to have primary responsibility for preparing any responses which may be required; and (d) give CUBIST the opportunity to challenge any order of a regulatory or governmental activity.

         LEGAL COMPLIANCE. TARGET shall perform all work under this Agreement in conformity with all applicable federal, state, and local laws and regulations.

         ASSIGNMENT. This Agreement may not be assigned by either party without the other's prior written consent, which consent shall not be unreasonably withheld.

         CONTINUITY. In the event that CUBIST is acquired by another entity or if the invention which is the subject of this Agreement is acquired by another entity, or if there is an agreement which results in another entity assuming control of the Study, CUBIST agrees to use its best efforts to allow for TARGET to continue performing its responsibilities for the remaining term of the Agreement.

         SEVERABILITY. If any provision of this Agreement shall be deemed void in whole or in part for any reason whatsoever, the remaining provisions shall remain in full force and effect.

This Agreement constitutes the entire and only Agreement between CUBIST and TARGET regarding the Study described herein, and all prior negotiation, representations, agreements, and understandings are superseded hereby.

This Agreement becomes effective and binding on both parties upon its execution.

FOR: TARGET RESEARCH ASSOCIATES, INC.

By (signature): /s/ LLOYD J. BAROODY             Date:    JULY 7, 2000
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Print Name: Lloyd J. Baroody                     Title: Managing Director


FOR: CUBIST PHARMACEUTICALS, INC.

By (signature):  /s/ ROBERT MCCORMACK            Date:   AUGUST 1, 2000
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Print Name: Robert McCormack                     Title:  Senior VP, Development


*Confidential treatment requested: Material has been omitted and filed with the Commission.